Exhibit 10.4

Schedule of the Owners of Company-Managed Texas Roadhouse Restaurants and the

Interests Held by Directors, Executive Officers and 5% Stockholders Who Are Parties to

Limited Partnership Agreements and Operating Agreements

As of December 28, 2021

Entity Name	Restaurant Location	Percentage of Holdings' Interest	Actual Management Fee Charged	Percentage Owned by Executive Officers, Directors & 5% Stockholders

Texas Roadhouse of Billings, LLC	Billings, MT	5.0%	0.5%	27.5	%(1)

Texas Roadhouse of Brownsville, Ltd.	Brownsville, TX	5.09%	0.5%	3.06	%(2)

Texas Roadhouse of Everett, LLC	Everett, MA	5.0%	0.5%	28.75	%(1)

Texas Roadhouse of Gilbert, AZ, LLC	Gilbert, AZ	52.5%	3.5%	41.5	%(3)

Texas Roadhouse of Mansfield, Ltd.	Mansfield, TX	52.5%	3.5%	34.5	%(2)

Roadhouse of McKinney, Ltd.	McKinney, TX	5.0%	0.5%	2.0	%(2)

Texas Roadhouse of Port Arthur, Ltd.	Port Arthur, TX	5.0%	0.5%	15.0	%(1)

Roadhouse of Kansas, LLC	Wichita, KS	5.0%	0.5%	24.05	%(1)

(1)	The ownership percentages listed for these restaurants are owned by the Estate of W. Kent Taylor.

(2)	The ownership percentages listed for these restaurants are owned by Gerald L. Morgan, the Company’s Chief Executive Officer and President.

(3)	The ownership percentage listed for this restaurant is owned by Douglas W. Thompson, the Company’s former Chief Operating Officer.